Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339, 333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954, 333-62870, 333-67378, 333-67380, 333-84806 and 333-101210 on Form S-8, Registration Statement Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985 and 333-66359 on Form S-3 and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated May 12, 2005, relating to the consolidated financial statements and the consolidated financial statement schedule of McKesson Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of McKesson Corporation for the fiscal year ended March 31, 2005.

Deloitte & Touche LLP

San Francisco, California
May 12, 2005